Exhibit 99.2

For Immediate Release

Investor Contact: Leigh Parrish
Financial Dynamics
212-850-5651
lparrish@fd-us.com

Media Contact: Donna Shaults
Enesco Group, Inc.
630-875-5464
dshaults@enesco.com

ENESCO GROUP, INC. ANNOUNCES AMENDMENT TO U.S. CREDIT FACILITY
EBITDA Covenant Reset Through December 31, 2005

Itasca, Ill. – August 31, 2005 – Enesco Group, Inc. (NYSE: ENC), a leader in the giftware, and home and garden décor industries, today announced a ninth amendment to its current U.S. credit facility, effective as of August 31, 2005. The ninth amendment reset the Company’s minimum EBITDA and capital expenditure covenants through the facility termination date, December 31, 2005, based on the Company’s reforecast and long-term partnership with Bank of America, as successor to Fleet National Bank, and LaSalle Bank. The Company is aggressively pursuing a replacement senior credit facility.

The ninth amendment also added the accounts receivable and inventories of Enesco Limited, Enesco Holdings Limited and Bilston & Battersea Enamels Limited, and the accounts receivable of Enesco International (H.K.) Limited as eligible collateral to the borrowing base under the current credit facility, and reduced the advance rate on inventory from 50% to 33%.

The ninth amendment also increased the current credit facility size to $75.0 million, rather than a variable size of $50.0 million to $70.0 million.

Further information can be found in Enesco’s Form 8-K, posted September 1, 2005, with the Securities and Exchange Commission on www.sec.gov, or visit www.enesco.com under Investor Relations.

About Enesco Group, Inc.
Enesco Group, Inc. is a world leader in the giftware, and home and garden décor industries. Serving more than 30,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home décor boutiques as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in Europe, Canada, Australia, Mexico, and Asia. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. The Company’s product lines include some of the world’s most recognizable brands, including Heartwood Creek, Walt Disney Company, Walt Disney Classics Collection, Pooh & Friends, Jim Shore, Foundations, Circle of Love, Nickelodeon, Bratz, Halcyon Days, Lilliput Lane and Border Fine Arts, among others. Further information is available on the Company’s web site at www.enesco.com.

This press release contains forward-looking statements, which reflect management’s current assumptions and beliefs and are based on information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “anticipates,” “could,” “estimates,” “plans,” and “believes,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: the Company’s success in developing new products and consumer reaction to the Company’s new products; the Company’s ability to secure, maintain and renew popular licenses, particularly our Cherished Teddies, Heartwood Creek and Disney licenses; the Company’s ability to grow revenues in mass and niche market channels; the Company’s ability to comply with covenants contained in its credit facility; the Company’s ability to obtain a new global senior credit facility; the Company’s ability to effectively transition to the legacy information system; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

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